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                                                                  Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as amended by Post-Effective Amendment No. 1, of our report dated December 12, 1998, except as to Note 15, which is as of January 15, 1999 which appears in STB Systems, Inc.'s Annual Report on
Form 10-K for the year ended October 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Dallas, Texas
January 25, 1999